Exhibit 16.1

WILLIAMS & WEBSTER, P.S.
Certified Public Accountants & Business Consultants
601 West Riverside Avenue, Suite 1940
Spokane, Washington 99201-0611
Tel: (509) 838-5111
Fax: (509) 838-5114

January 21, 2002

Securities and Exchange Commission
450 Fifth Street SW
Washington, DC 20549

Re: L.C.M. Equity, Inc.
Commission File Number 0-30995

Dear Sirs:

We are in agreement with the statements made by the above mentioned registrant in its Form 8-K dated January 17, 2002.

Our independent auditor's report on the financial statements of L.C.M. Equity, Inc. for the period ended March 31, 2001 contained no adverse opinion or disclaimer of opinion, nor was it modified as to audit scope, accounting principles, or uncertainties other than the ability to continue as a going concern.

There were no disagreements with L.C.M. Equity, Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Sincerely,

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington